Exhibit 10.2

OUSTER, INC.

EXECUTIVE CHANGE IN CONTROL AND SEVERANCE PLAN

PARTICIPATION AGREEMENT

Dear [_______]:

We are pleased to inform you that the Compensation Committee of the Board of Directors of Ouster, Inc., a Delaware corporation (the “Company”), has determined that, effective as of [ • ] (the “Participation Date”), you are eligible to participate in the Company’s Executive Change in Control and Severance Plan (the “Plan”) as a Tier [1 OR 2] Participant thereunder, subject to your execution and delivery of this Participation Agreement to the Company and subject to the terms and conditions of the Plan and this Participation Agreement. Capitalized terms used and not defined herein shall have the meanings given to such terms in the Plan.

The terms of the Plan are set forth in the copy of the Plan that is attached as Annex A to this Participation Agreement, and those terms are incorporated in and made a part of this Participation Agreement. As described in more detail in the Plan, the Plan entitles you to certain severance payments and benefits in the event that your employment with the Company or any Subsidiary terminates under certain circumstances.

This Participation Agreement and the Plan constitute the entire agreement between you and the Company with respect to the subject matter hereof and, as of the Participation Date, shall supersede in all respects any and all prior agreements between you and the Company and any Subsidiary concerning such subject matter, including any and all offer letters, employment agreements and change in control and severance agreements. As of the Participation Date, the change in control and severance provisions of any such offer letters and other agreements between you and the Company or any Subsidiary shall terminate and be of no further force or effect.

By signing below, you agree to the terms and conditions set forth herein and the Plan and acknowledge: (a) your participation in the Plan is as of the Participation Date; (b) that you have received and read a copy of the Plan; (c) that you agree that any severance payments and benefits provided for in the Plan are subject to all of the terms and conditions of the Plan and you agree to such terms and conditions; and (d) that the Company may amend or terminate the Plan at any time subject to the limitations set forth in the Plan.

[Signature Page Follows]

COMPANY:

OUSTER, INC., a Delaware corporation

By:
Name: [_______]
Title: [_______]

AGREED TO AND ACCEPTED

Name: [_______]

Annex A to Participation Agreement

Executive Severance Control Plan

[See Attached]